UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2026

EXASCALE LABS HOLDINGS INC.

(Exact name of registrant as specified in charter)

Delaware	001-43465	42-3035215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

820 Gessner Road, Suite 332
Houston, TX 77024

(Address of principal executive offices) (Zip Code)

(650) 537-7553

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	XLAB	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A Common Stock at an exercise price of $11.50	XLABW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Interim Chief Financial Officer

Effective September 25, 2026, Gildas Bonnier ceased serving as the Interim Chief Financial Officer of Exascale Labs Holdings Inc. (the “Company”).

As previously reported, Mr. Bonnier was appointed as the Company’s Interim Chief Financial Officer while the Company conducted a formal search process to identify and appoint a permanent Chief Financial Officer of the Company. The Company has completed that search process and, as described below, has appointed Jake Carney as the Company’s Chief Financial Officer, effective September 25, 2026. Accordingly, Mr. Bonnier’s interim service as Chief Financial Officer is no longer required.

Mr. Bonnier’s departure from the position of Interim Chief Financial Officer of the Company was not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.

Appointment of Chief Financial Officer

Effective September 25, 2026, the board of directors of the Company appointed Jake Carney to serve as the Company’s Chief Financial Officer.

Jake Carney, 38, is an investment professional with 15 years of experience across banking, investment advisory and fintech environments. Mr. Carney has served as Chief Financial Officer of ARC Group Securities Acquisition I, a Nasdaq-listed special purpose acquisition company, and previously served as Chief Financial Officer of Deal Flow Capital, a capital advisory firm, from February 2026 to August 2026. From June 2025 to July 2026, Mr. Carney worked in in-house fundraising and consulting roles for several companies. From September 2022 to April 2025, Mr. Carney served as Managing Director at ARC Group Limited, where he established and led the company’s United Arab Emirates office. From December 2017 to August 2022, Mr. Carney served as Investment Director at Beehive Fintech, based in Dubai, United Arab Emirates, where he led the origination and execution of investment opportunities focused on small and medium-sized enterprises, alternative credit and private investments across the Gulf Cooperation Council (GCC) region. Mr. Carney earned a Bachelor of Science degree in Accounting and Finance from Dublin Institute of Technology in 2009 and was awarded the Professional Diploma in Financial Advice by the Institute of Banking in 2013.

In connection with his appointment, the Company entered into an employment agreement with Mr. Carney, effective as of September 25, 2026, pursuant to which Mr. Carney will receive a base salary of $6,000 per month, and will be eligible to participate in employee benefit plans and programs generally available to similarly situated employees, subject to the terms and conditions of such plans and programs.

There are no arrangements or understandings between Mr. Carney and any other person pursuant to which Mr. Carney was appointed as Chief Financial Officer of the Company. There are no family relationships between Mr. Carney and any director or executive officer of the Company. There are no current or proposed transactions in which Mr. Carney has or will have a direct or indirect material interest and in which the Company is or will be a participant that requires disclosure pursuant to Item 404 (a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2026	EXASCALE LABS HOLDINGS INC.

	By:	/s/ Hoansoo Lee
	Name:	Hoansoo Lee
	Title:	Chief Executive Officer

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